                      RECKSON OPERATING PARTNERSHIP, L. P.
                                  EXHIBIT 32.2
 CERTIFICATION OF MICHAEL MATURO, EXECUTIVE VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER OF RECKSON ASSOCIATES REALTY CORP., THE SOLE GENERAL PARTNER
    OF THE REGISTRANT, PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF
                             THE UNITED STATES CODE


I, Michael Maturo, Executive Vice President, Treasurer and Chief Financial Officer of Reckson Associates Realty Corp., the sole general partner of the Registrant (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

         1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 8, 2005
                                          By /s/ Michael Maturo
                                             -----------------------------------
                                          Michael Maturo,
                                          Executive Vice President, Treasurer
                                          and Chief Financial Officer of Reckson
                                          Associates Realty Corp., the sole
                                          general partner of the Registrant


A signed original of this written statement required by Section 906 has been provided to Reckson Operating Partnership, L. P. and will be furnished to the Securities and Exchange Commission or its staff upon request.